Exhibit 10.6

SECOND-LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Second-Lien Intellectual Property Security Agreement (the “Agreement”), dated as of October 2, 2012 is made by [•], a [•] (“the Grantor”) in favor of Wilmington Trust, National Association, as Collateral Agent (in such capacity, the “Agent”) for the benefit of itself, the Trustee (as defined below) and the Noteholders (as defined below).

WHEREAS, K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), and each of the other guarantors party thereto (the “Guarantors”) have entered into the Indenture dated as of October 2, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) with Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent, pursuant to which the Issuer issued 9.125% Senior Secured Second-Lien Notes due 2020 (collectively, the “Secured Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, the Issuer, Hovnanian and each of the other Guarantors have entered into the Indenture dated as of October 2, 2012, with Wilmington Trust, National Association, as trustee and collateral agent, pursuant to which the Issuer issued 7.25% Senior Secured First-Lien Notes due 2020 upon the terms and subject to the conditions set forth therein;

WHEREAS, the Issuer, Hovnanian, certain subsidiaries of Hovnanian party thereto, Wilmington Trust, National Association, as Senior Trustee and Senior Collateral Agent, Wilmington Trust, National Association, as Junior Trustee and Junior Collateral Agent and Wilmington Trust, National Association, as Mortgage Tax Collateral Agent have entered into the Intercreditor Agreement dated as of October 2, 2012 (as amended, supplemented, amended or restated or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, the Secured Notes constitute Second-Lien Indebtedness under the Intercreditor Agreement;

WHEREAS, the Issuer is a member of an affiliated group of companies that includes Hovnanian, the Issuer’s parent company, and each other Guarantor;

WHEREAS, the Issuer and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the issuance of the Secured Notes; and

WHEREAS, pursuant to and under the Indenture and the Second Lien Security Agreement dated as of October 2, 2012 (the “Security Agreement”)

among the Issuer, Hovnanian, each of the signatories listed on Schedule A thereto (together with any other entity that may become a party thereto) and the Agent, the Grantor has agreed to enter into this Agreement in order to grant a security interest to the Agent in certain Patents, Trademarks, Copyrights and other Intellectual Property as security for such loans and other obligations as more fully described herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.        Defined Terms.

(a)       Except as otherwise expressly provided herein, (i) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Security Agreement and (ii) the rules of construction set forth in Section 1.02 of the Indenture shall apply to this Agreement. Where applicable and except as otherwise expressly provided herein or in the Intercreditor Agreement, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).

(b)      “Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to distribute, exploit and sell materials derived from any Copyright, including, without limitation, any of the foregoing referred to in Schedule A.

(c)       “Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office referred to in Schedule A, and (ii) the right to obtain all renewals thereof.

(d)      “Intellectual Property” shall mean the collective reference to all rights, priorities and privileges, whether arising under United States, multinational or foreign laws, in, to and under the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

(e)       “Noteholder” shall mean “Holder” or “Holder of Notes” as defined in the Indenture.

(f)       “Patent License” shall mean all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule A.

(g)      “Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule A, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule A, and (iii) all rights to obtain any reissues or extensions of the foregoing.

(h)      “Secured Obligations” shall mean all now existing and hereafter arising Secured Obligations (as defined in the Security Agreement) of the Issuer and each and every other Grantor, together with any extensions, renewals, replacements or refundings thereof, and all costs and expenses of enforcement and collection, including reasonable attorney’s fees.

(i)        “Secured Parties” shall mean the collective reference to the Agent, the Trustee and the Noteholders, in each case to which any Secured Obligations are owed.

(j)        “Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now owned or hereafter acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule A, and (ii) the right to obtain all renewals thereof.

(k)       “Trademark License” shall mean any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule A.

2.        To secure the full payment and performance of all Secured Obligations, the Grantor hereby grants to the Agent a security interest in the entire right, title and interest of such Grantor in and to all of its Intellectual Property; provided, however, that notwithstanding any of the other provisions set forth in this Section 2 (and notwithstanding any recording of the Agent’s Lien made in the U.S. Patent and Trademark Office, U.S. Copyright Office, or other registry office in any other jurisdiction), this Agreement shall not constitute a grant of a security interest in (i) any property or assets constituting “Excluded Property” (as defined in the Indenture) or (ii) any property to the extent that such grant of a security interest is prohibited by any applicable Law of an Official Body, requires a consent not obtained of any Official Body pursuant to such Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Law or the term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Law including 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions); provided, further, that no security interest shall be granted in any United States “intent-to-use” trademark or service mark applications unless and until acceptable evidence of use of the trademark or service mark has been filed with and accepted by the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (U.S.C. 1051, et seq.), and to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” trademark or service mark applications under applicable federal Law. After such period and after such evidence of use has been filed and accepted, the Grantor acknowledges that such interest in such trademark or service mark applications will become part of the Collateral. The Agent agrees that, at the Grantor’s reasonable request and expense, it will provide such Grantor confirmation that the assets described in this paragraph are in fact excluded from the Collateral during such limited period only upon receipt of an Officer’s Certificate or an Opinion of Counsel to that effect.

3.        The Grantor covenants and warrants that:

(a)       To the knowledge of the Grantor, on the date hereof, all material Intellectual Property owned by the Grantor is valid, subsisting and unexpired, has not been abandoned and does not, to the knowledge of the Grantor, infringe the intellectual property rights of any other Person;

(b)      The Grantor is the owner of each item of Intellectual Property listed on Schedule A, free and clear of any and all Liens or claims of others except for the Permitted Liens, assuming that concurrently with the issuance of the Secured Notes, the Indenture, dated as of October 20, 2009, among the Issuer, Hovnanian, the guarantors party thereto and Wilmington Trust Company (as supplemented, the “Existing Notes Indenture”) and each of the Security Documents (as defined in the Existing Notes Indenture) related thereto have been satisfied and discharged by the Issuer in accordance with the terms of the Existing Notes Indenture and the Liens (as defined in the Existing Notes Indenture) on the Collateral (as defined in the Existing Notes Indenture) granted under such Security Documents have been released. The Grantor has not filed or consented to the filing of any financing statement or other public notice with respect to all or any part of the Collateral in any public office, except as contemplated by Section 3.01 of the Security Agreement or as permitted by the Indenture;

4.        The Grantor agrees that, until all of the Secured Obligations shall have been indefeasibly satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Grantor’s obligations under this Agreement, without the Agent’s prior written consent which shall not be unreasonably withheld except Grantor may license Intellectual Property in the ordinary course of business without the Agent’s consent to suppliers, agents, independent contractors and customers to facilitate the manufacture and use of such Grantor’s products or services and as otherwise permitted by the Indenture.

5.        Subject to the Intercreditor Agreement, the Agent shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Security Agreement and the Indenture, those allowed by applicable Law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Intellectual Property may be located and, without limiting the generality of the foregoing, solely if an Event of Default has occurred and is continuing and subject to the Intercreditor Agreement, the Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to the Grantor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the Agent shall designate by notice to the Grantor the whole or from time to time any part of the Intellectual Property, or any interest which the Grantor may have therein and, after deducting from the proceeds of sale or other disposition of the Intellectual Property all expenses (including fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds toward the payment of the Secured Obligations as the Agent, in its sole discretion, shall determine. Any remainder of the proceeds after payment in full of the Secured Obligations shall, subject to the Intercreditor Agreement, be paid over to the Grantor. Notice of any sale or other disposition of the Intellectual Property shall be given to the Grantor at least ten (10) days before the time of any intended public or private sale or other disposition of the Intellectual Property is to be made, which the Grantor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, the Agent may, to the extent permissible under applicable Law, purchase the whole or any part of the Intellectual Property sold, free from any right of redemption on the part of the Grantor, which right is hereby waived and released. The Agent shall endeavor to provide the Issuer with notice at or about the time of the exercise of remedies in the preceding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of such remedies or the Agent’s rights hereunder.  The Agent shall incur no liability as a result of the sale of the Intellectual Property, or any part thereof, at any private sale pursuant to this Section 5 conducted in accordance with the requirements of applicable laws and provided such sale shall not have resulted from the gross negligence, willful misconduct or fraud of the Agent.  The Grantor hereby waives any claims against the Agent and the other Secured Parties arising by reason of the fact that the price at which the Intellectual Property may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Intellectual Property to more than one offeree, provided that such private sale is conducted in accordance with applicable laws and this Agreement.  The Grantor hereby agrees that in respect of any sale of any of the Intellectual Property pursuant to the terms hereof, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, nor shall the Agent be liable or accountable to the Grantor for any discount allowed by reason of the fact that such Intellectual Property is sold in compliance with any such limitation or restriction.

6.        All of the Agent’s rights and remedies with respect to the Intellectual Property, whether established hereby, by the Security Agreement or by the Indenture or by any other agreements or by Law, shall be cumulative and may be exercised singularly or concurrently. In the event of any irreconcilable inconsistency in the terms of this Agreement and the Security Agreement, the Security Agreement shall control.

7.        The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Agreement in any jurisdiction.

8.        The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that except as permitted by the Indenture, the Grantor may not assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.

9.        This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the Law of the State of New York.

10.      The Grantor hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)      consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 8.02 of the Security Agreement or at such other address of which the Agent shall have been notified pursuant thereto;

(d)      agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.      This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

12.      THE GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY A JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY

OTHER NOTEHOLDER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.      All notices, requests and demands to or upon the Agent or the Grantor shall be effected in the manner provided for in Section 13.03 of the Indenture.

14.      In the performance of its obligations, powers and rights hereunder, the Agent shall be entitled to the rights, benefits, privileges, powers and immunities afforded to it as Collateral Agent under the Indenture.  The Agent shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Agreement unless specifically authorized under the Indenture or it has received with respect thereto written direction of the Issuer, the Noteholders or the Trustee in accordance with the Indenture (it being understood and agreed that the actions and directions set forth in Section 9.01 of the Indenture are not discretionary).  Notwithstanding anything to the contrary contained herein and notwithstanding anything contained in Section 9-207 of the New York UCC, the Agent shall have no responsibility for the creation, perfection, priority, sufficiency or protection of any liens securing Secured Obligations (including, but not limited to, no obligation to prepare, record, file, re-record or re-file any financing statement, continuation statement or other instrument in any public office).  The permissive rights and authorizations of the Agent hereunder shall not be construed as duties.  The Agent shall be entitled to exercise its powers and duties hereunder through designees, specialists, experts or other appointees selected by it in good faith.

15.      Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION as Collateral Agent

By:
Name:
Title:

Grantor:

[•]

By:
Name:
Title:

[Signature Page to Second Lien IP Security Agreement]

SCHEDULE A

LIST OF REGISTERED AND APPLIED FOR PATENTS, COPYRIGHTS AND TRADEMARKS

Patents

Copyrights

Trademarks

United States Trademarks:

Trademark	Registration No.	Application No.

Foreign Trademarks: